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EXHIBIT 99 - REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
TIB FINANCIAL CORP.



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF TIB FINANCIAL CORP. AND SUBSIDIARIES


                  We have reviewed the consolidated balance sheets of TIB Financial Corp. and subsidiaries as of September 30, 2001 and the related consolidated statements of income for the three-month and nine-month periods ended September 30, 2001 and 2000, and changes in the shareholders' equity and cash flows for the nine-month periods ended September 30, 2001 and 2000 included in the accompanying Securities and Exchange Commission Form 10-Q for the period ended September 30, 2001. These financial statements are the responsibility of the Company's management.

                  We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

                  Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

                  We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 16, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2000 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.



/s/ BDO Seidman, LLP
-------------------------------------
Atlanta, Georgia
November 13, 2001



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